As filed with the Securities and Exchange Commission on September 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Drilling Tools International Corporation

(Exact name of Registrant as specified in its charter)

Delaware	87-2488708
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3701 Briarpark Drive

Suite 150

Houston, Texas 77042

(832) 742-8500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Wayne Prejean

President and Chief Executive Officer

Drilling Tools International Corporation

3701 Briarpark Drive

Suite 150

Houston, Texas 77042

(832) 742-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Blankenship

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, Texas 77002

(713) 651-2678

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act. check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer ☐ (Do not check if a smaller reporting company)

Non-accelerated filer	☒	Smaller reporting company ☒	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated September 13, 2024

PROSPECTUS

Drilling Tools International Corporation

$250,000,000

Common Stock

We may offer and sell, at any time and from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, shares of our common stock, par value $0.0001 per share (the “common stock”).

The shares of common stock will have an aggregate initial offering price of up to $250,000,000. This prospectus describes some of the general terms that may apply to the shares of common stock and the general manner in which they may be offered. The specific terms of any shares of common stock to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference.

We may offer and sell these shares of common stock to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of common stock will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of common stock offered, please see “Plan of Distribution” on page 13 of this prospectus.

You should read this prospectus and any supplement carefully before you invest. We may not use this prospectus to sell shares of common stock unless it includes a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “DTI.”

Investing in our common stock involves risks. You should carefully read and consider the risk factors included in this prospectus under the section entitled “Risk Factors” on page 5 of this prospectus, in any applicable prospectus supplement relating to a specific offering of common stock, in our periodic reports filed with the Securities and Exchange Commission and in any other documents we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 13, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf’ registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time, and from time to time, in one or more offerings, an indeterminate amount of common stock described in this prospectus.

This prospectus provides you with only a general description of the common stock we may offer. It is not meant to be a complete description of our common stock. Each time we sell shares of common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the common stock offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of common stock, together with additional information described in the section entitled “Where You Can Find More Information.”. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus may not be used to consummate a sale of common stock unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, if any, or information contained in documents to which you are referred by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are not offering to sell common stock in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the common stock. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of shares of common stock pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

Unless we state otherwise or the context otherwise requires, the terms “DTI,” the “Company,” “we,” “us,” and “our” in this prospectus refer to Drilling Tools International Corporation, a Delaware corporation, and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the common stock being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those shares of common stock.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:

(a) Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024;

(b) the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2024;

(c) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 15, 2024 and August 9, 2024, respectively;

(d) Current Reports on Form 8-K filed March 7, 2024, March 12, 2024, March  19, 2024, May 16, 2024, May 28, 2024, and August  6, 2024; and

(e) the description of our common stock contained in Exhibit 4.2 of our Annual Report on Form 10-K filed with the SEC on March 28, 2024 and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. In the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC, unless we expressly provide otherwise.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting Drilling Tools International Corporation, 3701 Briarpark Drive, Suite 150, Houston, Texas 77042, phone number (832) 742-8500.

Copies of these filings are also available without charge on our website at www.drillingtools.com. The contents of our website have not been incorporated into and do not form a part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations and future liquidity. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to:

•	the demand for our products and services, which is influenced by the general level activity in the oil and gas industry;

•	our ability to retain our customers, particularly those that contribute to a large portion of our revenue;

•	our ability to employ and retain a sufficient number of skilled and qualified workers, including our key personnel;

•	the impact of our status as an emerging growth company and smaller reporting company;

•	our ability to source tools at reasonable cost;

•	our customers’ ability to obtain required permits or authorizations from applicable governmental agencies and other third parties;

•	our ability to market our services in a competitive industry;

•	our ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of our business;

•	our ability to obtain new technology that may become prevalent in the OFS industry;

•	potential liability for claims arising from damage or harm caused by the operation of our tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry;

•	the impact of the COVID-19 pandemic;

•	application of oilfield anti-indemnity limitations enacted by certain states;

•	our ability to obtain additional capital;

•	the impact of restrictive covenants in our credit facility;

•	the impact of indebtedness incurred to execute our long-term growth strategy;

•	potential political, regulatory, economic and social disruptions in the countries in which we conduct business, including changes in tax laws or tax rates;

•	our dependence on our IT systems, in particular customer order management portal and support system (“COMPASS”), for the efficient operation of our business;

•

the impact of a change in relevant accounting principles, enforcement of existing or new regulations, and changes in policies, rules, regulations, and interpretations of accounting and financial reporting requirements;

•	the impact of adverse and unusual weather conditions on our operations;

•	our ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change;

•	our ability to protect our intellectual property rights or trade secrets;

•	our ability to maintain an effective system of disclosure controls and internal control over financial reporting;

•	the potential for volatility in the market price of the Common Stock;

•	the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation;

•	the potential for issuance of additional shares of Common Stock or other equity securities, including sales of shares of Common Stock that can be offered and sold pursuant to this prospectus;

•	our ability to maintain the listing of the Common Stock on Nasdaq;

•	the impact of industry or securities analysts changing their recommendation, or failing to cover, the Common Stock;

•	the impact of our status as a “controlled company;”

•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors,”

and those risks and other factors discussed in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as well as in our consolidated financial statements, related notes, and the other financial information appearing elsewhere in that report and our other filings with the SEC.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this prospectus to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to any specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the sections entitled “Information Incorporated By Reference” and “Where You Can Find More Information” on pages 2 and 16, respectively, of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our common stock. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

ABOUT DRILLING TOOLS INTERNATIONAL CORPORATION

Drilling Tools International Corporation is a global oilfield services company that designs, engineers, manufactures, and provides a differentiated, rental-focused offering of tools for use in onshore and offshore horizontal and directional drilling operations, as well as other cutting-edge solutions across the well life cycle. We operate from 16 locations in North America and seven international service and support centers across Europe and the Middle East.

Our principal executive offices are located at 3701 Briarpark Drive, Suite 150, Houston, TX USA 77042. Our telephone number is (832) 742-8500. Our website address is www.drillingtools.com. The information on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the common stock offered by this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement or other offering materials, the net proceeds we receive from the sale of the common stock offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. General corporate purposes may include, but are not limited to:

•	the financing of possible acquisition or business expansion;

•	the repayment or refinancing of debt;

•	capital expenditures; or

•	the financing of our operations.

The net proceeds from the sale of common stock may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When shares of common stock are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such common stock.

DESCRIPTION OF SECURITIES

The following description sets forth certain material terms and provisions of the securities of Drilling Tools International Corporation (the “Company”) that are registered under Section 12 of the Securities Exchange Act of 1934, as amended. This description also summarizes relevant provisions of Delaware law. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and our second amended and restated certificate of incorporation (the “Certificate of Incorporation”) and our amended and restated bylaws (the “Bylaws”), copies of which are filed herewith and incorporated by reference herein. We encourage you to read our certificate of incorporation, our bylaws, and the applicable provisions of Delaware law for additional information.

Authorized and Outstanding Capital Stock

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of the Common Stock, $0.0001 par value per share (the “Common Stock”) and 10,000,000 shares of preferred stock, $0.0001 par value. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of September 12, 2024, there were 34,704,696 shares of Common Stock issued and outstanding and no shares of preferred stock issued or outstanding.

Voting Power

Except as otherwise required by law, our Certificate of Incorporation or as otherwise provided in any certificate of designation for any series of preferred stock, stockholders possess all voting power for the election of directors and all other matters requiring stockholder action. Except as otherwise provided in our Certificate of Incorporation or expressly required by law, stockholders are entitled to one (1) vote per share on matters to be voted on by stockholders.

Except as otherwise required by law, stockholders, as such, are not entitled to vote on any amendment that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant our Certificate of Incorporation or pursuant to the Delaware General Corporation Law (the “DGCL”).

Dividends

Subject to applicable law and the rights and preferences of any holders of any outstanding series of preferred stock, stockholders, as such, are entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors (the “Board”) in accordance with applicable law.

Liquidation, Dissolution and Winding Up

Subject to the rights and preferences of any holders of any shares of any outstanding series of preferred stock, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to stockholders will be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each holder.

Preemptive or Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of Common Stock have equal dividend, distribution, liquidation and other rights, and have no preference or appraisal rights, except for any appraisal rights provided by the DGCL. Furthermore, holders of Common Stock have no preemptive rights and there are no conversion, sinking fund or redemption rights, or rights to subscribe for any of our securities. The voting, dividend, liquidation, and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of preferred stock as may be designated by the Board and outstanding from time to time.

Election of Directors

The Board is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of preferred stock, including, without limitation, authority to fix by resolution the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board can, without Stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without Stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

We have no preferred stock outstanding at the date hereof.

Transfer Agent

The transfer agent for the Common Stock is Continental Stock Transfer & Trust Company (“Continental”). We have agreed to indemnify Continental in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

Section 203 of the DGCL

We have not opted out of Section 203 of the DGCL in our Certificate of Incorporation. This statute prevents us, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interest stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Classified Board of Directors

Our Certificate of Incorporation provides that the Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the Board is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of our authorized but unissued and unreserved shares of Common Stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Written Consent by Stockholders

Under our Certificate of Incorporation, subject to the rights of holders of preferred stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting.

Special Meeting of Stockholders

Under our Certificate of Incorporation, subject to the terms of any series of preferred stock, special meetings of stockholders may be called only by the Board, the chairperson of the Board, the Chief Executive Officer, or the President, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Under our Certificate of Incorporation, advance notice of Stockholder nominations for the election of directors and of business proposed to be brought by stockholders before any meeting of the stockholders must be given in the manner provided in our Bylaws.

Amendment of Certificate of Incorporation or Bylaws

Our Bylaws may be amended or repealed by the Board or by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all of the shares of our capital stock entitled to vote in the election of directors, voting as one class. The affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of Common Stock entitled to vote thereon, voting together as a single class, is required to amend certain provisions of our Certificate of Incorporation.

Board Vacancies

Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, except as otherwise provided by law, any vacancies on the Board and any newly created directorships resulting from any increase in the number of directors are filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of preferred stock), and are not filled by the stockholders. Any director appointed in accordance with the preceding sentence holds office until the expiration of the term to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

Exclusive Forum

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court in Delaware or the federal district court for the District of Delaware) is, to the fullest extent permitted by law, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or stockholders, (c) any action arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws (as either may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against any person in connection with any offering of Company securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant.

There is uncertainty as to whether a court would enforce the exclusive forum provision of our Certificate of Incorporation. Holders of Common Stock cannot waive compliance with federal securities laws and the rules and regulations promulgated thereunder. The exclusive forum provision of our Certificate of Incorporation does not apply to actions arising under the Exchange Act.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation provides that our directors and officers will be indemnified and advanced expenses by us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. No director or officer of the Company has any personal liability to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.

Our Bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of us for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Listing of Securities

The Common Stock is currently listed on the Nasdaq under the symbol “DTI”.

PLAN OF DISTRIBUTION

We may sell the common stock, from time to time in one or more offerings, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our common stock may be listed at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through short sales;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

We may distribute the common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

We will describe the terms of the offering of the common stock and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

•	the name or names of any underwriters, dealers, agents or other purchasers;

•	the purchase price of the common stock or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any options to purchase additional shares under which underwriters, dealers, agents or other purchasers may purchase additional shares of common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the common stock may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the common stock offered by the prospectus supplement. Any dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and compensation received by them on resale of the common stock may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement, other than common stock covered by any option to purchase additional shares or other option. If a dealer is used in the sale of common stock, we, or an underwriter, will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use common stock pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use common stock received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge common stock to a financial institution or other third party that in turn may sell the common stock using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our common stock or in connection with a concurrent offering of other securities.

We may also sell the common stock directly. In this case, no underwriters or agents would be involved.

It is possible that one or more underwriters may make a market in our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for our common stock, which is listed on Nasdaq under the symbol “DTI.”

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange

Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the common stock, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters, dealers or agents that are qualified market makers on Nasdaq may engage in passive market making transactions in our common stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Winston & Strawn LLP, Houston, Texas. Any underwriters, dealers, or agents will also be advised about the validity of the common stock and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Drilling Tools International Corporation as of and for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus have been audited by Weaver & Tidwell LLP, independent registered public accounting firm, as set forth in their report appearing in Drilling Tools International Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, and are incorporated by reference upon such report given the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.drillingtools.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. See “Information Incorporated by Reference.”

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed with the SEC, unless we expressly provide otherwise.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies of the expenses to be incurred by Drilling Tools International in connection with the issuance and distribution of the securities being registered:

SEC registration fee		$22,140
Legal fees and expenses		*
Trustee fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Miscellaneous fees and expenses		*

Total	$	*

*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except where the director or officer breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit, or where the action is by or in the right of the corporation. Our Certificate of Incorporation provides for this limitation of liability.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted in respect of any claim as to which the person has been adjudged to be liable to the corporation unless the applicable court determines that the person is, nonetheless, fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL.

We have entered into indemnification agreements with each of our directors and the NEOs. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our directors and the NEOs against certain liabilities that may arise by reason of their status or service as directors or executive officers, to the fullest extent permitted by law.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Certificate of Incorporation and Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify or advance expenses to a director or officer in respect of a proceeding (or part thereof) initiated by such director or officer, unless such proceeding (or part thereof) was authorized by the Board.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such director has notice of the unlawful acts.

We currently maintain and expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

These provisions may discourage Stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our Stockholders. Furthermore, a Stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Certain of our non-employee directors may, through their relationships with their respective employers, be insured or indemnified against certain liabilities incurred in their capacity as members of the Board.

ITEM 16.	EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Second Amended and Restated Certificate of Incorporation	8-K	001-41103	3.1	June 27, 2023

3.2	Amended and Restated Bylaws	8-K	011-41103	3.2	June 27, 2023

4.1	Specimen Stock Certificate of Common Stock					X

5.1	Opinion of Winston & Strawn LLP					X

23.1	Consent of Weaver & Tidwell LLP					X

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this registration statement on Form S-3)					X

24.1	Power of Attorney (included on signature page)					X

107	Filing Fee Table					X

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the twelfth day of September, 2024.

DRILLING TOOLS INTERNATIONAL

By:	/s/ David R. Johnson
David R. Johnson
Chief Financial Officer (Principle Financial and Accounting Officer)

POWERS OF ATTORNEY

We the undersigned officers and directors of Drilling Tools International Corporation, hereby severally constitute and appoint R. Wayne Prejean and David Johnson, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Date	Title
/s/ R . Wayne Prejean R. Wayne Prejean	September 13, 2024	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David R. Johnson David R. Johnson	September 13, 2024	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Thomas O. Hicks Thomas O. Hicks	September 13, 2024	Chairman of the Board

/s/ Eric C. Neuman Eric C. Neuman	September 13, 2024	Director

/s/ John D. Furst John D. Furst	September 13, 2024	Director

/s/ C. Richard Vermillion C. Richard Vermillion	September 13, 2024	Director

Signature	Date	Title

/s/ Curtis L. Crofford Curtis L. Crofford	September 13, 2024	Director

/s/ Thomas M. Patterson Thomas M. Patterson	September 13, 2024	Director